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                                                                   EXHIBIT 10(W)

                                AMENDMENT NO. 1
                                       TO
                       LICENSE AND DEVELOPMENT AGREEMENT

     This Amendment No. 1 is entered into as of this      day of July, 1994 to
the License and Development Agreement (the "Agreement") and the Distribution and Supply Agreement, each dated as of the 28th day of January, 1993 between LTX Corporation ("Company") and Ando Electric Co., Ltd. ("Licensee").

                                   RECITALS:

     WHEREAS, The Company and Licensee desire to expand the scope of rights under the Agreement to include a license to the AL60-100 Tester and AL100 Tester (as such terms are defined in this Amendment), with modified rights as set forth herein.

     NOW, THEREFORE, in connection of the premises and of the mutual promises and covenants contained in this Amendment, the parties agree as follows:

     1. The following definitions in Section 1.1 are amended in their entirety as follows:

          " 'Ando-developed Company Improvements' shall mean any Improvement that Licensee or its Affiliates or subcontractors, solely and not jointly with Company or its Affiliates, may acquire, discover, invent, originate, make or conceive with respect to Licensed Technology which shall specifically include, without limitation, the AL 100 Tester."

          " 'Tester' shall mean all Delta 50 Testers designed, developed, manufactured or sold by the parties pursuant to this Agreement (whether or not any such Tester includes any proprietary computer software of the Company), including all Improvements and enhancements thereto, and including derivatives and versions of the Delta 50 Tester, the design, development, use or operation of which uses Licensed Technology (including the AL60-100 Tester and AL100 Tester)."

     The definition of Licensed Technology is amended by adding the following sentence after the first sentence of said definition:

          "The Licensed Technology does not include any of the foregoing that relate to the Company's Delta 100 Tester, except to the extent that they are specifically necessary to design, develop, use, manufacture, have made, market, sell, lease, improve, repair or otherwise dispose of the Delta 50 Tester."

     The following definitions are added to the Definitions in Section 1.1:

          " 'AL60-100 Tester' shall mean the Ando-designed Tester (under any names which Ando may sell such Tester) operating in the frequency of 60-100 MHz, which exceeds the original speeds of 50 MHz or less, with the method of enhancement of the Licensed Technology embodied in the Delta 50 Tester set forth on Exhibit A to this Amendment."

          " 'AL100 Tester' shall mean the Ando-designed Tester (under any names which Ando may sell such Tester) equivalent to or exceeding the Company's Delta 100 Tester (as presently in existence, with general specifications as set forth on Exhibit B to this Amendment, and as modified in the future) using Ando's own design together with the Licensed Technology and which is not the AL60-100 Tester."

     2. Section 2.1(a) is amended to delete from the last line of Section 2.1(a) words "which operate at speeds equal to or less than 50MHz."

     Section 2.1(b) is amended to add the following to the end of the last sentence:

          ". . .; provided, however, that the Company agrees to provide prior notice to Licensee of the Company's decision to utilize the manufacturing rights retained by the Company under Section 2.1(a) or this Section 2.1(b) or granted to the Company under Section 2.2 or Section 4.4."
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     3.  Section 3.1 is amended to add the following sentence:

          "Promptly following the execution of Amendment No. 1, the Company agrees to deliver to Licensee all documentation of the Licensed Technology in its possession relating to the enhancement of the Delta 5100 Tester set forth on Exhibit A to this Amendment which is necessary for the development by Ando of the AL60-100 Tester. Delivery of documentation does not include documentation of technology relating solely to the Company's Delta 100 test system."

     4. The definition of "Tester" in Section 1 of the Distribution and Supply Agreement is amended in its entirety as follows:

          " 'Tester' shall mean all Delta 50 Testers manufactured and sold by Ando pursuant to the License Agreement and this Agreement (whether or not any such Delta 50 Tester includes any proprietary computer software of
     LTX), including all improvements and enhancements as the parties may agree, and including all lower frequency derivatives and versions of the Delta 50 Tester, the design, development, use or operation of which uses technology licensed by LTX to Ando under the License Agreement (including the AL60-100 Tester and AL100 Tester, as such terms are defined in Amendment No. 1 to the License Agreement)."

     5. The representation and warranties set forth in Section 5.3 with regard to the Agreement, as amended by this Amendment No. 1, are reaffirmed as of the date of this Amendment No. 1.

     6. Except as amended by this Amendment No. 1, the Agreement and the Distribution and Supply Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date set forth above.

                                            LTX CORPORATION
                                            By: ______________________________
                                            Name:  Martin Francis
                                            Title:  President

                                            ANDO ELECTRIC CO., LTD.
                                            By: ______________________________
                                            Name:  Sho Nakanuma
                                            Title:  President
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                                                                       EXHIBIT A

                            DELTA 5100 SPECIFICATION

                                       *



















* The confidential portion has been omitted and filed separately with the Commission.
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                                                                       EXHIBIT B

                            DELTA 100 SPECIFICATION

                                       *
















* The confidential portion has been omitted and filed separately with the Commission.